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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-57263) of EMC Corporation 401(k) Savings Plan of our report dated July 26, 1999 relating to the statements of assets available for plan benefits of EMC Corporation 401(k) Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in assets available for plan benefits for the years then ended, which report appears in the December 31, 1998 annual report on Form 11-K of EMC Corporation 401(k) Savings Plan.

                                        Rattet & Cohen, P.C.

                                        /s/ Rattet & Cohen, P.C.